SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                      ---------

                                       FORM 8-K
                                    CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF THE

                           SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)   DECEMBER 4, 1998
                                                   -----------------------------

FIRST MEDICAL GROUP, INC.
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                   NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE                          1-155                         13-1920670
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OR OTHER JURISDICTION         (COMMISSION                  (IRS EMPLOYER
OF INCORPORATION)             FILE NUMBER)                 IDENTIFICATION NO.)

1055 WASHINGTON BOULEVARD, STAMFORD, CT                       06901
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(ADDRES OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE         (203) 327-0900
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                                         N/A
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

a. Effective December 2, 1998, First Medical Group, Inc. ("FMG") dismissed its prior certifying accountants, BDO Seidman, LLP ("BDO") and retained as its new certifying accountants, Arthur Andersen, LLP.

BDO's report on FMG's financial statements during the two most recent fiscal years and all subsequent interim periods preceding the date hereof contained no adverse opinion or a disclaimer of opinions, and was not qualified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by FMG's Board of Directors.

During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between FMG and BDO on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

None of the "reportable events" described in Item 304 (a) (i) (ii) occurred with respect to FMG within the last two fiscal years and the subsequent interim period to the date hereof.

b. Effective December 4, 1998, FMG engaged Arthur Andersen, LLP as its principal accountants. During the last two fiscal years and the subsequent interim period to the date hereof, FMG did not consult Arthur Andersen, LLP regarding any of the matters or events set forth in Item 304 (a) (2) (i) and (ii) of Regulation S-K.

                                      SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FIRST MEDICAL GROUP, INC.


Dated:  December 4, 1998                   By: /s/ Dennis A. Sokol
                                               ---------------------------------
                                               Dennis A. Sokol
                                               President